                                                                      EXHIBIT 12

Southern States Cooperative
Ratios of earnings to fixed charges

                                                                                     Year ended June 30,
                                                             ------------------------------------------------------------------
                                                                1999          1998          1997          1996          1995
                                                             ----------    ----------    ----------    ----------    ----------
Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  discontinued operations and distributions on capital
  securities of trust subsidiary                              $(1,449,650)  $13,570,456   $33,539,852   $34,645,994   $23,172,418

Interest expense, net of capitalized interest                  28,413,129    16,859,373    15,565,523    15,236,987    14,797,975

Portion of rents representative of interest factor              5,151,839     2,900,188     2,703,206     2,423,809     2,393,876

Amortization of capitalized interest                               75,000        62,249        15,143        10,832         6,051

Distributions on capital securities of trust subsidiary                 -             -             -             -             -
                                                             ------------  ------------  ------------  ------------  ------------
  Total Earnings                                              $ 2,190,318   $33,392,266   $51,823,724   $52,317,622   $40,370,320
                                                             ============  ============  ============  ============  ============
Fixed Charges:

Interest expense (before deducting capitalized interest)      $29,314,830   $17,310,851   $15,730,029   $15,352,563   $14,876,278

Portion of rents representative of interest factor              5,151,839     2,900,188     2,703,206     2,423,809     2,393,876

Distributions on capital securities of trust subsidiary                 -             -             -             -             -

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                   316,063       316,063       316,061       316,061       316,063
                                                             ------------  ------------  ------------  ------------  ------------
  Total Fixed Charges                                         $34,782,732   $20,527,102   $18,749,297   $18,092,434   $17,586,217
                                                             ============  ============  ============  ============  ============
Ratio of Earnings to Fixed Charges                                   0.93          1.63          2.76          2.89          2.30
                                                             ============  ============  ============  ============  ============
Insufficient to cover fixed charges by

                                                                                                    Pro Forma
                                                                                        ---------------------------------
                                                               Three months ended                              Three
                                                                  September 30,              Year          Months Ended
                                                            -------------------------        Ended         September 30,
                                                               1999           1998       June 30, 1999         1999
                                                            ----------     ----------   ---------------   ---------------
Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  discontinued operations and distributions on capital
  securities of trust subsidiary                             $(4,604,498)   $(8,081,367)  $  (9,732,000)     $(5,019,000)

Interest expense, net of capitalized interest                  8,487,985      4,684,437      27,952,000        7,318,000

Portion of rents representative of interest factor             1,287,960        725,047    6,151,828.76        1,287,960

Amortization of capitalized interest                              18,750          3,786       75,000.00           18,750

Distributions on capital securities of trust subsidiary                -              -       6,938,000        1,773,000
                                                            ------------    -----------   -------------    -------------
  Total Earnings                                            $  5,190,197    $(2,668,097)  $  31,384,829      $ 5,378,710
                                                            ============    ===========   =============    =============
Fixed Charges:

Interest expense (before deducting capitalized interest)    $  8,506,735    $ 4,688,223    $ 28,853,701      $ 7,336,750

Portion of rents representative of interest factor             1,287,960        725,047       6,151,829        1,287,960

Distributions on capital securities of trust subsidiary                -              -       6,938,000        1,773,000

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                   79,016         79,016         316,063           79,016
                                                            ------------    -----------    ------------    -------------
  Total Fixed Charges                                       $  9,873,711    $ 5,492,285    $ 42,259,593      $10,476,725
                                                            ============    ===========    ============    =============
Ratio of Earnings to Fixed Charges                                  0.53          (0.49)           0.74             0.51
                                                            ============    ===========    ============    =============
Insufficient to cover fixed charges by